Exhibit 10.4

FORM OF NOTES PURCHASE AGREEMENT

This NOTES PURCHASE AGREEMENT (this “Notes Purchase Agreement”) is entered into on April 17, 2023, by and among Porch Group, Inc., a Delaware corporation (the “Company”), Oppenheimer & Co. Inc. (“OpCo”), as agent for the Company and not as principal, and [●] (“Seller”).

WHEREAS, Seller holds 0.75% convertible senior notes due 2026 (the “Notes”) of the Company;

WHEREAS, Seller is concurrently entering into a subscription agreement with the Company to purchase from the Company the Company’s 6.75% convertible senior secured notes due October 2028 in the principal amount of $[●] (the “Concurrent Notes Offering”);

WHEREAS, the Company desires to purchase from Seller, concurrently with the consummation of the Concurrent Notes Offering, that aggregate principal amount of the Notes set forth on the signature page hereto (the “Purchased Notes”) for the Purchase Price (as defined below);

WHEREAS, concurrently with the execution of this Notes Purchase Agreement, the Company and OpCo, acting as the Company’s agent, will enter into other notes purchase agreements (each, an “Other Notes Purchase Agreements”) with certain other holders of Notes (each such holder, an “Other Holder”), which are on substantially the same terms as the terms of this Notes Purchase Agreement (other than the principal amount of Notes to be purchased and sold thereunder), pursuant to which OpCo, acting as the Company’s agent, shall agree to purchase, for the account of the Company, and such Other Holders shall agree to sell on the Closing Date (as defined below), such principal amount of the Notes as set forth therein; and

WHEREAS, pursuant to a separate engagement letter agreement dated March 27, 2023 between the Company and OpCo (the “Engagement Letter”), the Company authorized OpCo, as its agent, to enter this Notes Purchase Agreement on behalf of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined below), OpCo, as agent for the Company, hereby agrees to purchase from Seller, for the account of the Company, and Seller hereby agrees to sell to OpCo, for the account of the Company, the Purchased Notes in exchange for delivery of the Purchase Price. Such purchase and sale of the Purchased Notes is referred to herein as the “Purchase”.
2.Purchase Price.  As consideration for the Purchase, the Company will deliver to Seller a wire transfer in the amount set forth on the signature page hereto as the purchase price (the “Purchase Price”) pursuant to wire instructions provided by Seller to OpCo prior to the Closing.
3.Closing.
(a)The consummation of the Purchase contemplated hereby (the “Closing”) shall occur on April 17, 2023 (the “Closing Date”) substantially concurrently with the consummation of the Concurrent Notes Offering.
(b)The Closing shall be subject to the satisfaction of the conditions that, on the Closing Date, all conditions precedent to the closing of the Concurrent Notes Offering

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shall have been satisfied or waived, as determined by the parties to such agreements, the closing of the Concurrent Notes Offering shall be scheduled to occur concurrently with the Closing, and the Company and the Seller shall each confirm that it is proceeding with the settlement of the Concurrent Notes Offering substantially simultaneously with the consummation of the Purchase.
(c)The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:
(i)all representations and warranties of Seller contained in this Notes Purchase Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Seller of each of the representations and warranties of Seller contained in this Notes Purchase Agreement as of the Closing; and
(ii)all covenants, agreements and conditions contained in this Notes Purchase Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with by Seller.
(d)The obligation of Seller to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Seller of the additional conditions that, on the Closing Date:
(iii)all representations and warranties of OpCo and the Company contained in this Notes Purchase Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by OpCo, as agent of the Company, and the Company of each of their respective representations and warranties contained in this Notes Purchase Agreement as of the Closing; and
(iv)the Company, directly through an OpCo-controlled account, shall have delivered to Seller the Purchase Price;
(v)all other covenants, agreements and conditions contained in this Notes Purchase Agreement to be performed or complied with by the Company or OpCo on or prior to the Closing Date shall have been performed or complied with by the Company or OpCo, as applicable; and
(vi)neither the Company nor OpCo shall have entered into any Other Notes Purchase Agreement with a lower purchase price per $1,000 principal amount of the Notes or other economic or other material terms more favorable to such Other Holder than as set forth in this Notes Purchase Agreement, and neither the Company nor OpCo shall have amended, waived or modified any Other Notes Purchase Agreement in such a manner, in each case, unless Seller has been offered substantially the same terms as provided to such Other Holder.

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4.OpCo and Company Representations and Warranties.
(a)OpCo represents and warrants to Seller, as of the date hereof and as of the Closing Date, that:
(i)Authorization. OpCo has full power and authority to execute and deliver this Notes Purchase Agreement as agent for the Company, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Notes Purchase Agreement has been duly authorized, executed and delivered by OpCo as agent of the Company. This Notes Purchase Agreement constitutes the legal, valid and binding obligation of OpCo, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.
(ii)Authorization as Agent. The Company has duly authorized OpCo to execute, deliver and perform this Notes Purchase Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, in each case, as agent for and on behalf of the Company.
(b)The Company represents and warrants to Seller, as of the date hereof and as of the Closing Date, that:
(iii)Authorization. The Company has full power and authority to execute and deliver this Notes Purchase Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Notes Purchase Agreement has been duly authorized, executed and delivered by the Company.  This Notes Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.
(iv)  No Breach.  The execution and delivery of this Notes Purchase Agreement by the Company, the consummation of the transactions herein contemplated and the compliance with the terms of this Notes Purchase Agreement will not conflict with, result in the breach of or constitute a material default under, or require any consent or approval under, any material agreement, formation or incorporation document (e.g. charter and bylaws) or material instrument to which the Company is a party or by which it may be bound, and will not conflict with or result in a violation of any statute or any judgement, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.
5.Seller Representations and Warranties.  Seller represents and warrants to the Company and OpCo, as agent of the Company, as of the date hereof and as of the Closing Date, that:
(a)Authorization.  Seller has full power and authority to execute and deliver this Notes Purchase Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Notes Purchase Agreement has been duly authorized, executed and delivered by Seller.  This Notes Purchase Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.

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(b)No Breach.  The execution and delivery of this Notes Purchase Agreement by Seller, the consummation of the transactions herein contemplated and the compliance with the terms of this Notes Purchase Agreement will not conflict with, result in the breach of or constitute a material default under, or require any consent or approval under, any material agreement, formation or incorporation document (e.g. charter and bylaws) or material instrument to which Seller is a party or by which it may be bound.
(c)Title to Purchased Notes.  Seller beneficially owns and holds as of the date hereof and as of the Closing Date, and as of the Closing Date will own and hold of record, the Purchased Notes free and clear of any suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever (collectively, a “Lien”) (other than those under applicable securities laws and any pledges or security interests that Seller may have created in favor of a prime broker, which will be terminated prior to Closing, under and in accordance with its prime brokerage agreement with such broker) and has full power and authority to transfer and dispose of the Purchased Notes, free and clear of any Lien.  Upon the payment for and the delivery of the Purchased Notes as provided in this Notes Purchase Agreement, the Company will acquire good and valid title to the Purchased Notes, free and clear of any Lien other than any Lien which may be imposed as a result of any act of the Company or OpCo.
(d)Business Experience.  Seller is capable of independently evaluating the merits and risks of the purchase by OpCo, as agent of and for the account of the Company, of the Purchased Notes.
(e)Access to Information.  Seller has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of this Notes Purchase Agreement and with respect to the business, affairs, financial condition and results of operations of the Company.  Seller has had access to such financial and other information as is necessary for Seller to make a fully-informed decision as to this Notes Purchase Agreement and the sale of the Purchased Notes.  Seller acknowledges and agrees that neither the Company, OpCo nor any affiliate or representative of the Company or OpCo has provided Seller with any investment advice or any recommendation with respect to the Purchased Notes nor is such investment advice or recommendation necessary or desired.  Neither OpCo nor any of its affiliates nor its representatives has made or makes any representation as to the Company or the quality or value of the Purchased Notes, and OpCo and any of its affiliates or representatives may have acquired material non-public information with respect to the Company which Seller agrees need not be provided to it.  In connection with the sale of the Purchased Notes by Seller to the Company, neither OpCo nor the Company nor any of their respective affiliates or representatives has acted as a financial advisor or fiduciary to Seller.  Seller acknowledges that the value of the Purchased Notes (and the stock into which it may be converted) may significantly appreciate or depreciate over time and by agreeing to sell the Purchased Notes to OpCo, as agent of and for the account of the Company, pursuant to this Notes Purchase Agreement, Seller is giving up the opportunity to sell the Purchased Notes (and the stock into which it may be converted) at a possible higher price in the future.  Seller understands that OpCo and the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.
(f)Advice.  Seller has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Purchased Notes. Neither OpCo nor the Company nor any of their respective

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officers, directors, stockholders, agents, representatives nor affiliates has made warranties or representations to Seller with respect to the legal, income tax, accounting or investment portfolio consequences of the transactions contemplated by this Notes Purchase Agreement.
6.Notices, etc.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i)(i) when delivered personally to the recipient, (ii)(ii) when sent by electronic mail (with no mail undeliverable or other rejection notice), on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 6, (iii)(iii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv)(iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 6.
7.Assignment; Binding Effect.  Subject to the limitations set forth in this Notes Purchase Agreement, this Notes Purchase Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives and successors of the parties hereto.
8.Independent Counsel. The parties acknowledge that this Notes Purchase Agreement has been prepared on behalf of the Company by Sidley Austin LLP, counsel to the Company, and that Sidley Austin LLP does not represent, and is not acting on behalf of, Seller.  Seller has had the opportunity to consult with its own counsel with respect to this Notes Purchase Agreement.
9.Further Assurances. Each of the Seller, the Company and OpCo, as agent for the Company, agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be reasonably necessary to carry out the intent and accomplish the purposes of this Notes Purchase Agreement.
10.Termination.  This Notes Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of  (a) upon the mutual written agreement of the Company and Seller to terminate this Notes Purchase Agreement, (b) if, on the Closing Date, any of the conditions to Closing set forth in Section 3 of this Notes Purchase Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived in writing (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Notes Purchase Agreement are not consummated, or (c) April 30, 2023; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, the Company’s or a Seller’s willful breach of its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and the other party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the occurrence of any of the foregoing clauses (a)-(c), this Notes Purchase Agreement shall be void and of no further effect and any monies paid by the Company to Seller in connection herewith shall promptly (and in any event within one (1) business day) following the applicable termination event be returned to the Company without any deduction for or on account of any tax, withholding, charges, or set-off.
11.Miscellaneous. This Notes Purchase Agreement constitutes the complete, final and exclusive embodiment of the entire agreement among the Company, OpCo, as agent for the Company, and

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Seller with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  This Notes Purchase Agreement may not be modified or amended except in a writing signed by Seller and a duly authorized officer or other signatory of the Company.  If any provision of this Notes Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Notes Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s).
12.Counterparts.  This Notes Purchase Agreement may be executed and delivered in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document.  All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.  Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
13.Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Notes Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(b)The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Notes Purchase Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the City and County of New York (collectively the “Designated Courts”).  Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts.  No legal action, suit or proceeding with respect to this Notes Purchase Agreement may be brought in any other forum.  Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.  Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 6 of this Notes Purchase Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.
(c)EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS NOTES PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS

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TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTES PURCHASE AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTES PURCHASE AGREEMENT.
14.Remedies.
(a)The Seller acknowledges that the Company is its counterparty in this Notes Purchase Agreement.  As OpCo is acting as the Company’s agent, the Seller shall proceed only against the Company in connection with any action, claim, suit, investigation or proceeding it commences in connection with this Notes Purchase Agreement.  OpCo’s execution and delivery of this Notes Purchase Agreement are part of its engagement pursuant to the Engagement Letter and are within the scope of the provisions of Annex A set forth therein.
(b)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Notes Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Notes Purchase Agreement and to enforce specifically the terms and provisions of this Notes Purchase Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each of the parties hereto shall be entitled to obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Notes Purchase Agreement and to enforce specifically the terms and provisions of this Notes Purchase Agreement to cause the Company to fund the Purchase Price and cause the Closing to occur if the conditions in Section 3(b) and Section 3(c) of this Notes Purchase Agreement have been satisfied or, to the extent permitted by applicable law, waived.  The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 14(b) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
(c)This Notes Purchase Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Notes Purchase Agreement, or the negotiation, execution or performance of this Notes Purchase Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Notes Purchase Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
15.Disclosure Deadline.  The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Notes Purchase Agreement (such date and time,

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the “Disclosure Deadline”), issue one or more press releases or file with the United States Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Notes Purchase Agreements), the Concurrent Notes Offering and any other material, nonpublic information regarding the Company or its subsidiaries or securities that the Company or any of its officers, directors, employees, agents or representatives, including OpCo, has provided to Seller at any time prior to the filing of the Disclosure Document.  From and after the issuance of the Disclosure Document, Seller shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or OpCo. In addition, any obligations of Seller to the Company or OpCo under this Agreement relating to the confidentiality or non-use of information provided by the Company or OpCo or other affiliates or representatives shall cease upon the earlier of the Disclosure Deadline or the issuance of the Disclosure Document (the “Release Time”). Notwithstanding the foregoing, the Company shall not publicly disclose the name of Seller or any affiliate or investment advisor of Seller, or include the name of Seller or any affiliate or investment advisor of Seller in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Seller, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the NASDAQ Capital Market regulations, in which case the Company shall provide Seller with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Seller regarding such disclosure.
16.Other Notes Purchase Agreements. The obligations of Seller under this Notes Purchase Agreement are several and not joint with the obligations of any Other Holder under the Other Notes Purchase Agreements, and Seller shall not be responsible in any way for the performance of the obligations of any Other Holder under the Other Notes Purchase Agreements.  The decision of Seller to sell the Purchased Notes pursuant to this Notes Purchase Agreement has been made by Seller independently of any Other Holder and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Holder or by any agent or employee of any Other Holder, and neither Seller nor any of its agents or employees shall have any liability to any Other Holder (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Other Notes Purchase Agreement, and no action taken by Seller or any Other Holders pursuant hereto or thereto, shall be deemed to constitute Seller and any Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Seller and any Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Notes Purchase Agreement and the Other Notes Purchase Agreements.  Seller acknowledges that no Other Holder has acted as agent for Seller in connection with making its sale hereunder and no Other Holder will be acting as agent of Seller in connection with enforcing its rights under this Notes Purchase Agreement.  Seller shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Notes Purchase Agreement, and it shall not be necessary for any Other Holder or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have executed or caused this Notes Purchase Agreement to be executed by its duly authorized representative as of the date first set forth above.

Oppenheimer & Co. Inc., as agent of porch group, inc. and not as principal

By:
Name:
Title:

Signature Page to Notes Purchase Agreement 4867-1779-2087

[HOLDER]

By:
Name:
Title:

Aggregate Principal Amount of Purchased Notes:		$[●]
Purchase Price:		$[●]

Signature Page to Notes Purchase Agreement 4867-1779-2087

porch group, inc.

By:
Name:
Title:

Signature Page to Notes Purchase Agreement 4867-1779-2087